Exhibit (c)(viii)

Confidential -Preliminary Draft Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. PRELIMINARY DRAFT Subject to Change Highly Confidential 10/20/2023 4:22 PM Project Everest Discussion Materials October 20, 2023 EvERCORE

Confidential – Preliminary Draft Project Everest Summary of Round 1 Bids Received ($ in millions, except per share data) Source: Management estimates, Company filings, FactSet (10/19/23) 1. One day prior to 10/5/23 leak 2 Everest Analysis at Various Prices Current Illustrative Transaction Value Price Per Share (10/19/23) $20.65 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 % Premium to Unaffected: $18.71 (10/4/23)¹ 10.4% 1.5% 6.9% 12.2% 17.6% 22.9% 28.3% % Premium to 30-Day VWAP: $19.20 7.6% (1.0%) 4.2% 9.4% 14.6% 19.8% 25.0% (x) FDSO 174.3 174.2 174.3 174.3 174.4 174.4 174.4 Equity Value $3,599 $3,310 $3,485 $3,661 $3,836 $4,011 $4,186 (+) Debt - - - - - - - (–) Cash (333) (333) (333) (333) (333) (333) (333) Total Enterprise Value $3,266 $2,977 $3,153 $3,328 $3,503 $3,678 $3,853 Multiples Analysis Enterprise Value to: Metric CY23E Adj. EBITDA (Management) $72 45.2x 41.2x 43.7x 46.1x 48.5x 50.9x 53.4x CY24E Adj. EBITDA (Management) 106 30.9 28.2 29.8 31.5 33.1 34.8 36.4 CY23E Adj. EBITDA (Consensus) $70 46.6x 42.5x 45.0x 47.5x 50.0x 52.5x 55.0x CY24E Adj. EBITDA (Consensus) 90 36.3 33.1 35.0 37.0 38.9 40.9 42.8 Range of IOIs Received (See Summary for Assumptions) $22.75 $20.50 $20.00 $20.59 $22.00 $19.00 $21.00 $22.00 $20.00 $23.00 $ - $ - (Final Bid) $17.00

Confidential -Preliminary Draft Analysis at Various Prices ($in millions, except per share data) Everest Unaffected Current Anal:Ł sis at Various Prices {1 0/19/23l Current Price (1 0/19/23) $18.71 $20.65 $22.00 $22.50 $22.75 $23.00 $23.50 $24.00 $24.50 $25.00 % Premium to Current 6.5% 9.0% 10.2% 11.4% 13.8% 16.2% 18.6% 21.1% % Premium to Unaffected ($18. 71) 0.0% 10.4% 17.6% 20.3% 21.6% 22.9% 25.6% 28.3% 30.9% 33.6% % Premium to 30-Day VWAP ($19.20) (2.5%) 7.6% 14.6% 17.2% 18.5% 19.8% 22.4% 25.0% 27.6% 30.2% % Premium to 90-Day VWAP ($18.43) 1.5% 12.0% 19.4% 22.1% 23.4% 24.8% 27.5% 30.2% 32.9% 35.6% %Premium to 52 Week High ($21.72) (13.9%) (4.9%) 1.3% 3.6% 4.7% 5.9% 8.2% 10.5% 12.8% 15.1% (x) FDSO 174.2 174.3 174.4 174.4 174.4 174.4 174.4 174.4 174.4 174.4 Equity Value $3,260 $3,599 $3,836 $3,923 $3,967 $4,011 $4,098 $4,186 $4,274 $4,361 (+) Debt (-)Cash (333) (333) (333) (333) (333) (333) (333) (333) (333) (333) Enterprise Value $2,927 $3,266 $3,503 $3,590 $3,634 $3,678 $3,766 $3,853 $3,941 $4,028 % Premium to Current TEV 7.2% 9.9% 11.3% 12.6% 15.3% 18.0% 20.6% 23.3% Enter[!rise Value to: Metric CY23E Revenue (Mgmt.) $374 7.8x 8.7x 9.4x 9.6x 9.7x 9.8x 10.1x 10.3x 10.5x 10.8x CY24E Revenue (Mgmt.) 469 6.2 7.0 7.5 7.6 7.7 7.8 8.0 8.2 8.4 8.6 1 CY24E Growth-Adj. Revenue (Mgmt.) 25.4% 0.25x 0.27x 0.29x 0.30x 0.31x 0.31x 0.32x 0.32x 0.33x 0.34x CY23E Gross Profit (Mgmt.) $299 9.8x 10.9x 11.7x 12.0x 12.2x 12.3x 12.6x 12.9x 13.2x 13.5x CY24E Gross Profit (Mgmt.) 375 7.8 8.7 9.3 9.6 9.7 9.8 10.0 10.3 10.5 10.7 CY24E Growth-Adj. Gross Profit (Mgmt.) 1 25.4% 0.31x 0.34x 0.37x 0.38x 0.38x 0.39x 0.40x 0.41x 0.41x 0.42x CY23E Adj. EBITDA (Mgmt. ) $72 40.5x 45.2x 48.5x 49.7x 50.3x 50.9x 52.1x 53.4x 54.6x 55.8x CY24E Adj. EBITDA (Mgmt.) 106 27.7 30.9 33.1 34.0 34.4 34.8 35.6 36.4 37.3 38.1 . 1 CY24E Growth-AdJ. EBITDA (Mgmt.) 25.4% 1.09x 1.22x 1.31x 1.34x 1.35x 1.37x 1.40x 1.44x 1.47x 1.50x CY23E Adj. EBITDA (Consensus) $70 41.8x 46.6x 50.0x 51.2x 51.9x 52.5x 53.7x 55.0x 56.2x 57.5x CY24E Adj. EBITDA (Consensus) 90 32.5 36.3 38.9 39.9 40.4 40.9 41.9 42.8 43.8 44.8 1 CY24E Growth-Adj. EBITDA (Consensus) 23.3% 1.40x 1.56x 1.67x 1.71x 1.73x 1.75x 1.80x 1.84x 1.88x 1.92x EvERCORE 3 Project Everest Source: Company filings, FactSet (1 0119123) Note: Analysis assumes -174.3mm shares at current price (and TSM); Includes 168.1 mm basic shares outstanding and 6.2mm dilutive securities as of 10110123 1. Calculated as TEV I ‘24E Metric I ‘23E-‘24E Revenue Growth

Confidential -Preliminary Draft Illustrative Financial Analysis Summary ($in millions, except per share data) Valuation as of 6/30/23 :-Current -TI:v: : ~- Current FY24E Consensus -: ~             $ _ 3.z.2_ 6!l             J L            ~!!p!_e_s~ :!~·:!-! ~ !:~-!             J ~—~ ~ Implied FY24E Implied FY24E Implied : Unaffected Share Price: : : Vista Second 1 1 Round Bid: $22-75 EBITDA Revenue Premium frTiiilleCisiiare 1 Price- 1 1 Key Metrics and Methodologies Implied TEV Multiple Multiple to Unaffected I DCF- PGR Method (5.0%- 7.0% PGR) I I $13.20 I I DCF: PGR Disc. Rate: 12.5%- 13.5% $18.09 $1,968-$2,820 18.6x-26.7x 4.2x- 6.0x (29.5%)- (3.3%) I Imp. Terminal EBITDA Multiple (NTM): 6.8x- 10.6x I I I I DCF- Terminal Multiple Method (9.0x- 13.0x NTM EBIIDA) I DCF: Terminal Disc. Rate: 12.5%- 13.5% $15.29 $20.5!1 $2,332- $3,246 22. 1x—30. 7x 5.0x- 6.9x (18.3%)- 9. 7% Multiple I Imp. PGR: 6.1%- 8.9% I I Trading EBIIDA Multipfes2 I Trading Multiples FY24E EBITDA: $106 $h 93 $2,643- $3,489 25.0x- 33.0x 5.6x- 7.4x (8.7%)- 17.2% Multiple Range: 25.0x- 33. Ox I I I Precedent Transactions I Precedent NTM EBIIDA: $82 $13.69 $20.71i $2,053- $3,284 19.4x- 31.1x 4.4x- 7.0x (26.8%)—10.9% Transactions I Precedent Multiple Range: 25.0x- 40.0x I I I Average of PV of FSP from FY23-FY26 I NTM EBIIDA Multiple starting at I $3,592- $3,903 34.0x- 36.9x 7. 7x- 8.3x 20.4%- 29.9% 1 $22.52 $24.30 30.0x and stepped down to 22.0x- 26.0x by FY26 Disc. Rate: 14.0% I I SOTP: Trading EBITDA Multip!es 3 00.1 ··;: ~;;;::;,~t·;· $ ::.tl: . 3. $‘i 11 568 i;:;: FY24E Enterprise EBIIDA: $141 FY24E SMB EBITDA: $97 Share to be Netted $3,128- $3,973 29.6x- 37.6x 6. 7x- 8.5x 6.1%-32.0% Multiple Range: 30.0x- 35. Ox I 28.0x- 36.0x Against SOTP Value in Taxable Separation: $4.18- $5.17 j $14.33-$19.07 SOTP: Precedent Transactions5 NTM Enterprise Rev.: $172 I NTM SMB EBITDA: $83 ~ ~-( ~ $ .081 1 $3, 168- $4, 166 30.0x- 39.4x 6. 7x- 8.9x 7.3%-38.0% 2~ $25.81 Precedent Multiple Range: 4.0x- 5.0x I 30.0x- 40.0x I LBO (Who/eGo Exit): 6.5x Leveragd) ~ -~-.- ‘28E Exit EBITDA: 22.0x- 26.0x $18.30 : $25.13 $2,856- $4,047 27.0x- 38.3x 6. 1x- 8.6x (2.2%)—34.3% Required IRR: 17.5%-22.5% 1 ; 1 I 1-Year Analyst Price Targets (Unaffected as of 1014123) I $3,327- $3,938 31.5x- 37.2x 7. 1x- 8.4x 12.2%- 30.9% i$21.00 $24.50 25th—75th Percentile (Based on Available Analysts) 52-Week Trading Range $15.44 $:::11 .72 $2,358- $3,453 22.3x- 32. 7x 5.0x- 7.4x (17.5%)—16.1% I I I I Premiums Paid to Unaffected (Majority Transaction) $22.45 $25.26 $3,581- $4,070 33.9x- 38.5x 7.6x- 8. 7x 20.0%- 35.0% Premia Paid: 20.0%- 35.0% Source: Management estimates, FactSet (1 0/19/23) Implied Share Price Range: Enterprise 1 SMB 1. Implied multiples based on management estimates for 2024E EBITDA and Revenue, respectively (Totals also incl. $1 .61 of unallocated cash I sh .) 2. Implies -1.00-1.30x growth adjusted EBITDA based on peers and 25.4% growth rate 3. Implies a range of 1.35x- 1.55x 2024E growth adjusted EBITDA and 2.2x- 2.5x 2024E Revenue for Enterprise. Implies a range of 1.00x- 1.30x 2024E growth adjusted EBITDA and 9.8x- 12.6x 2024E Revenue for SMB EvERCORE 4 Project Everest 4. Calculated using midpoint Enterprise valuations implied by peer and precedent methodologies 5. For the Enterprise segment (NTM growth rate of -20%), implies -0.22x growth adjusted Revenue (EQT I BiiiTrust transaction’s growth adjusted revenue multiple). Implies a range of 10 .1x- 13.4x NTM Revenue for SMB 6. LBO Incorporates $9mm-$12mm of public company cost savings over the forecast period (2023E-2028E)

Confidential – Preliminary Draft

Selected Publicly Traded Companies – Valuation Metrics

($ in millions, expect per share data items)

Company	Share Price 10/19/23	Market Cap	Total Enterprise Value	TEV / Revenue		TEV / REV / G[1]	TEV / EBITDA		TEV / EBITDA / G[1]
				CY23E	CY24E	CY24E	CY23E	CY24E	CY24E
Enterprise Peers									
Everest Enterprise	-	-	-	-	-	-	-	-	-
ACI Worldwide	$21.47	$2,349	$3,272	2.3x	2.1x	0.32x	8.4x	7.8x	1.18x
Flywire	28.41	3,826	3,237	12.3	9.9	0.41	NM	NM	NA
Payoneer	5.87	2,422	1,895	2.7	2.4	0.18	11.2	9.8	0.72x
Paymentus	14.93	1,905	1,746	2.9	2.4	0.12	39.9	31.2	1.53x
AvidXchange	9.04	1,929	1,636	4.4	3.7	0.20	NM	41.4	2.25x
Mean				**4.9x**	**4.1x**	**0.24x**	**19.8x**	**22.5x**	**1.42x**
Median				**2.9**	**2.4**	**0.20**	**11.2**	**20.5**	**1.36**
SMB Peers									
Everest SMB	-	-	-	-	-	-	-	-	-
Bill Holdings	$102.50	$11,571	$10,770	9.1x	7.4x	0.32x	NM	NM	NA
Paylocity	196.05	10,964	10,675	8.3	6.9	0.36	25.4	20.8	1.07
Paycor	24.65	4,425	4,959	8.3	7.1	0.42	27.5	22.9	1.35
Doximity	22.06	4,719	3,846	8.6	7.7	0.70	19.6	17.4	1.58
Evercommerce	9.87	1,923	2,371	3.4	3.1	0.26	16.3	14.2	1.21
Definitive	7.58	1,212	1,122	4.5	3.9	0.29	16.1	13.8	1.02
Phreesia	15.76	963	850	2.4	1.9	0.07	NM	NM	NA
Weave Comm.	7.27	559	472	2.8	2.5	0.17	NM	NM	NA
Mean				**5.9x**	**5.1x**	**0.32x**	**21.0x**	**17.8x**	**1.25x**
Median[2]				**6.4**	**5.4**	**0.30**	**19.6**	**17.4**	**1.21**
WholeCo Unaffected (10/4/23)									
Everest WholeCo Cons.	$18.71	$3,184	$2,852	7.5x	6.1x	0.26x	40.6x	31.7x	1.34x
Everest WholeCo Mgmt.	18.71	3,184	2,852	7.6	6.1	0.24	39.5	27.0	1.06
Mean				**5.5x**	**4.7x**	**0.29x**	**20.5x**	**19.9x**	**1.32x**
Median				**4.4**	**3.7**	**0.29**	**17.9**	**17.4**	**1.21**
Weighed Average[3]				**4.9**	**4.2**	**0.26**	**18.9**	**17.8**	**1.23**
Memo:									
Current									
Everest WholeCo Cons.	$20.65	$3,516	$3,183	8.4x	6.8x	0.29x	45.4x	35.4x	1.52x
Everest WholeCo Mgmt.	20.65	3,516	3,183	8.5	6.8	0.27	44.1	30.1	1.19

Source: Company filings, FactSet (10/19/23), Management estimates
Note: Everest, Flywire, AvidXchange, and Payoneer financials calculated on a net revenue basis
Note: Everest based on Management projections except where indicated as Consensus; EBITDA represents segments burdened by allocated corporate overhead
Note: EBITDA multiple means and medians only include meaningful values. Multiples shown as NM are >45x or negative

1. Calculated as TEV / '24E Metric / '23E-'24E Revenue Growth
2. WholeCo peers represent the peer median for all Enterprise and SMB peers
3. Weighted averages represent each segment's peer median multiple weighted by Everest's revenue contribution for revenue and gross profit multiples, and by Everest's EBITDA contribution for EBITDA multiples

EVERCORE 5 Project Everest

Confidential -Preliminary Draft Precedent Transactions- Valuation Metrics ($ in millions, except per share data items) Total TEVI Revenue EBITDA Date Enterprise TEV I Revenue Revenue I G TEV I EBITDA Growth Margin Announced Acquirer Target Value LTM NTM NTM LTM NTM NTM NTM Entemrise Transactions 1/9/23 Nuvei Paya $1 ,300 4.7x 4.1x 0.31x 18.2x 15.5x 13.4% 26.7% 12/12/22 Thoma Bravo Coup a 8,000 9.8 8.3 0.46 NM 36.4 18.2% 22.7% 9/28/22 EQT Billtrust 1 ,552 10.7 7.9 0.22 NM NM 35.4% (3.1%) 8/1/22 Global Payments EVO Payments 4,000 7.4 7.2 2.84 20.4 19.6 2.5% 36.8% 12/17/21 Thoma Bravo Bottomline 2,600 5.4 4.7 0.34 26.8 23.2 13.9% 20.4% 5/28/19 Global Payments TSYS 25,225 6.2 6.0 2.61 18.1 16.5 2.3% 36.7% 3/18/19 FIS Worldpay 43 ,000 11.0 9.9 0.93 22.7 19.5 10.7% 50.6% 1/16/19 Fiserv First Data 39 ,000 4.9 4.4 0.35 12.0 11.4 12.5% 38.4% 7/4/17 Vantiv Worldpay 12,000 9.4 9.1 NM 24.9 22.0 2.7% 41.6% 2/14/17 PayPal TIO 201 3.5 2.4 0.06 24.8 14.4 43.7% 17.0% 8/2/07 Fiserv CheckFree 4,400 4.4 3.7 0.21 12.4 12.1 17.9% 31.1% Mean $12,843 7.0x 6.2x 0.83x 20.0x 19.0x 15.7% 29.0% Median 4,400 6.2 6.0 0.34 20.4 18.0 13.4% 31.1% SMB Transactions 7131/23 Francisco I TPG New Relic $6 ,043 6.3x 5.6x 0.42x NM 29.6x 13.5% 18.9% 3114/23 Blackstone event 4,600 7.3 6.0 0.29x 40.6 31.3 20.8% 19.3% 3/6/23 Silver Lake Qualtrics 12,500 8.6 7.3 0.41x NM 47.4 17.6% 15.4% 1/9/23 \/isla Equity Partners Duck Creek 2,600 8.4 7.5 0.62x NM NM 12.0% 9.0% 8/8/22 \/isla Equity Partners Ava lara 8,400 11.4 8.6 0.26x NM NM 32.6% 4.0% 5/4/22 ICE Black Knight 16,000 10.6 9.7 1.13x 21.6 19.6 8.6% 49.7% 4/7/22 Brookfield CDK Global 8,300 4.7 4.5 0.72x 12.3 11.8 6.2% 37.9% 8119/21 Nordic Capital lnovalon Holdings 7,300 10.2 8.8 0.55x 29.3 24.6 16.0% 35.6% 2110/21 Tyler Technologies NIC 2,300 5.0 5.1 NM 21.1 20.1 (1.6%) 25.2% 12/21/20 Thoma Bravo Real Page 10,200 9.1 8.0 0.55x 32.5 28.1 14.4% 28.4% 2112/19 Thoma Bravo Ellie Mae 3,397 7.1 6.6 0.97x 27.6 23.2 6.8% 28.6% 2/4/19 Hellman & Friedman Ultimate Software 11 ,000 9.6 7.9 0.37x 40.3 32.5 21.6% 24.4% 12/24/18 \/isla Equity Partners Mind body 1 ,900 8.3 6.4 0.22x NM NM 29.5% 4.4% Mean $7,422 8.1x 7.1 X 0.59x 26.4x 26.2x 13.4% 24.7% Median 7,300 8.4 7.3 0.55 27.6 24.6 13.5% 25.2% Total Enterprise and SMB Mean $9,826 7.7x 6.7x 0.67x 23.9x 22.9x 15.5% 25.8% Median 6,671 7.8 6.9 0.41 22.7 21.1 13.7% 26.0% Source: Company filings, FactSet EvERCORE 6 Project Everest

Confidential -Preliminary Draft North America Take Private Premiums Paid Analysis Analysis of last 3 years of take private transactions with TEV > $1.0bn- 97 Deals Premium to Unaffected Premium to 1 Calendar Month VWAP1 Number of Deals Number of Deals I 11 16 19 14 12 24 I 8 14 18 16 12 28 Median: 31.0% Median: 34.6% Mean: 33.5% Mean: 35.8% 29.2% 25.0% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% Premium to 3 Calendar Month VWAP1 Premium to 6 Calendar Month VWAP1 Number of Deals Number of Deals I 1 10 19 15 18 27 I 12 6 16 19 14 29 Median: 36.5% Median: 36.1% 30.2% Mean: 36.8% 28.1% Mean: 37.3% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% Source: Thomson Reuters, FactSet, Company Filings Note, does not include REITS, Real Estate, BDCs, and MLPs 1. VWAP relative to unaffected date EvERCORE 7 Project Everest

Confidential -Preliminary Draft These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Everest to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or revievved with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources , represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials vvere compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. EvERCORE Project Everest